Exhibit 23(d)(1)

AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

          The following amendment, effective February 15, 2008, is made to the Investment Advisory Agreement, by and between Maxim Series Fund, Inc. (the “Fund”) and GW Capital Management, LLC (the “Adviser”), dated December 5, 1997, as amended, (the “Agreement”), and is hereby incorporated into and made a part of the Agreement.

1.	Article II, Section A is amended by adding the following:

As compensation for its services with respect to the Fund, the Adviser receives monthly compensation at the annual rate of 1.40% of the average daily net assets of the Maxim Small-Cap Value Portfolio and 1.25% of the average daily net assets of the Maxim MidCap Value Portfolio.

          IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names and on their behalf by and through duly authorized officers.

GW CAPITAL MANAGEMENT, LLC
(d/b/a Maxim Capital Management, LLC)

Attest:		By:

Name:	B.A. Byrne	Name:	S.M. Corbett

Title:	Secretary and Chief Compliance Officer	Title:	Senior Vice President

MAXIM SERIES FUND, INC.

Attest:		By:

Name:	R.L. Logsdon	Name:	G.R. McDonald

Title:	Assistant Secretary	Title:	Treasurer

AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

          The following amendment, effective March 31, 2008, is made to the Investment Advisory Agreement, by and between Maxim Series Fund, Inc. (the “Fund”) and GW Capital Management, LLC (the “Adviser”), dated December 5, 1997, as amended, (the “Agreement”), and is hereby incorporated into and made a part of the Agreement.

1.	All references in the Agreement to the Maxim Trusco Small Cap Growth Portfolio are changed to the Maxim Small-Cap Growth Portfolio.

          IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names and on their behalf by and through duly authorized officers.

GW CAPITAL MANAGEMENT, LLC
(d/b/a Maxim Capital Management, LLC)

Attest:		By:

Name:	B.A. Byrne	Name:	S.M. Corbett

Title:	Secretary and Chief Compliance Officer	Title:	Senior Vice President

MAXIM SERIES FUND, INC.

Attest:		By:

Name:	R.L. Logsdon	Name:	G.R. McDonald

Title:	Assistant Secretary	Title:	Treasurer

AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

          The following amendment, effective December 12, 2006, is made to the Investment Advisory Agreement, by and between Maxim Series Fund, Inc. (the “Fund”) and GW Capital Management, LLC (the “Adviser”), dated December 5, 1997, as amended, (the “Agreement”), and is hereby incorporated into and made a part of the Agreement.

1. The name of the following Portfolio, wherever such references shall appear in the Agreement or in the amendments thereto, shall be re-designated as follows:

Prior Designation	New Designation

Maxim Salomon Brothers High Yield Bond Portfolio	Maxim High Yield Bond Portfolio

          IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names and on their behalf by and through duly authorized officers.

GW CAPITAL MANAGEMENT, LLC
(d/b/a Maxim Capital Management, LLC)

Attest:		By:

Name:	B.A. Byrne	Name:	S.M. Corbett

Title:	Secretary and Chief Compliance Officer	Title:	Senior Vice President

MAXIM SERIES FUND, INC.

Attest:		By:

Name:	R.L. Logsdon	Name:	G.R. McDonald

Title:	Assistant Secretary	Title:	Treasurer

AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

          The following amendment is made to the Investment Advisory Agreement effective July 5, 2005, by and between Maxim Series Fund, Inc. (the “Fund”) and GW Capital Management, LLC (the “Adviser”) dated December 5th, 1997, as amended, (the “Agreement”), and is hereby incorporated into and made a part of the Agreement.

1. Article II, Section C, of the Agreement is hereby amended as follows:

Notwithstanding the second paragraph of Section B, above, with respect to the following Portfolios of the Fund, the Adviser shall pay Expenses which exceed an annual rate of: 0.95% of the Maxim T. Rowe Price Equity/Income Portfolio; 1.05% of the average daily net assets of the Maxim T. Rowe Price MidCap Growth Portfolio; 1.10% of the average daily net assets of the Maxim Ariel MidCap Value and Maxim Trusco Small-Cap Growth Portfolios; 1.20% of the Maxim Bernstein International Equity Portfolio; 1.30% of the average daily net assets of the Maxim Loomis Sayles Small-Cap Value and Maxim INVESCO ADR Portfolios; and 1.35% of the average daily net assets of the Maxim Ariel Small-Cap Value Portfolio. For purposes of this Section C, “Expenses” with respect to a Portfolio shall mean the sum of (a) the investment advisory fee described in Section A, above, for such Portfolio, and (b) expenses to be paid directly by the Fund, as described in clause (b) of the second paragraph of Section B, above, with respect to such Portfolio.

2. The names of the following Portfolios, wherever such references shall appear in the Agreement or the amendments thereto, shall be re-designated as follows:

Prior Designation	New Designation
Maxim Templeton® International Equity Portfolio Maxim MSF® Small-Cap Growth Portfolio Maxim Janus High Yield Bond Portfolio	Maxim Bernstein International Equity Portfolio Maxim Trusco Small-Cap Growth Portfolio Maxim Salomon Brothers High Yield Bond Portfolio

          IN WITNESS WHEREOF, the parties hereto have caused this amending agreement to be executed in duplicate, in their names and on their behalf by and through their duly authorized officers.

GW CAPITAL MANAGEMENT, LLC (d/b/a Maxim Capital Management, LLC)

By:

Name:	Mark Corbett

Title:	Senior Vice President

MAXIM SERIES FUND, INC.

By:

Name:	W.T. McCallum

Title:	President

AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

          Effective July 1, 2003, the following amendment is made to the Investment Advisory Agreement by and between Maxim Series Fund, Inc. (the “Fund”) and GW Capital Management, LLC (the “Adviser”) dated December 5th, 1997, as amended on July 26th, 1999, May 1st, 2002, and May 1st, 2003, (the “Agreement”), and is hereby incorporated into and made a part of the Agreement.

The name of the Maxim INVESCO Small-Cap Growth Portfolio, wherever such reference shall appear in the Agreement or the amendments thereto, shall be re-designated as Maxim MFS® Small-Cap Growth Portfolio.

          IN WITNESS WHEREOF, the parties hereto have cause this amending agreement to be executed in duplicate in their names and on their behalf by and through their duly authorized officers.

GW CAPITAL MANAGEMENT, LLC
(d/b/a Maxim Capital Management, LLC)

Attest:		By:

Name:	David T. Buhler	Name:	Mitchell T.G. Graye

Title:	Assistant Secretary Legal Compliance Officer	Title:	President

MAXIM SERIES FUND, INC.

Attest:		By:

Name:	Beverly A. Byrne	Name:	William T. McCallum

Title:	Secretary	Title:	President